UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported): November 20, 2013 (November 20, 2013)

GRAY TELEVISION, INC.

(Exact Name of Registrant as Specified in Its Charter)

Georgia	001-13796	58-0285030
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4370 Peachtree Road, NE, Atlanta, GA 30319

(Address of Principal Executive Office)

Registrant’s telephone number, including area code (404) 504 - 9828

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On November 20, 2013, Gray Television, Inc. (the “Company”), announced a series of transactions pursuant to which it will acquire ownership or operating rights to 15 network-affiliated television stations in seven markets (after giving effect to stations required to be divested) from Hoak Media LLC (“Hoak”).

Specifically, Gray Television Group, Inc., a wholly owned subsidiary of the Company, has entered into a Purchase Agreement (the “Hoak Purchase Agreement”), dated as of November 20, 2013, with Hoak pursuant to which it will acquire all of the issued and outstanding equity interests of certain subsidiaries of Hoak, which currently own and operate 16 television stations in eight markets (the “Hoak Acquisition”). In addition, Excalibur Broadcasting, LLC (“Excalibur”), an independently owned entity to which Gray provides certain back office services and whose financial results will be consolidated with those of Gray in accordance with generally accepted accounting principles, agreed to acquire four stations in four markets currently owned and/or operated by Hoak (the “Excalibur Acquisition” and, together with the Hoak Acquisition, the “Acquisitions”). The aggregate purchase price to complete the Acquisitions is $335.0 million in cash, subject to a working capital adjustment of up to $10.0 million.

In accordance with antitrust and Federal Communications Commission requirements and pursuant to the Hoak Purchase Agreement, Gray will sell to one or more independent third parties four of the television stations being acquired from Hoak (WMBB (ABC) in the Panama City, FL market and KREX (CBS), KREY (CBS) and KREG (CBS) in the Grand Junction, CO market). Similarly, Excalibur will sell KFQX (FOX) in the Grand Junction, CO market to an independent third party.

Consummation of the Acquisitions is subject to various customary closing conditions, including (i) the expiration or termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvement Act of 1976, as amended, and (ii) regulatory approval from the FCC.

Gray expects to fund the purchase price to complete the Hoak Acquisition through a combination of cash on hand and funds from one or more external financing sources, which could include senior credit facility financing or proceeds from the issuance of debt or equity securities. Completion of the Acquisitions is expected to occur in the first half of 2014.

The Hoak Purchase Agreement contains representations and warranties customary for transactions of this type. Hoak also agreed to various covenants in the Hoak Purchase Agreement, including, among other things, covenants (i) to operate in the ordinary course of business consistent with past practice and (ii) not to take certain actions prior to the closing of the Acquisition without prior consent of the Company.

A copy of the press release issued by the Company announcing the Hoak Acquisition is attached hereto as Exhibit 99.1 and is incorporated herein by this reference.

Forward -Looking Statements

This Current Report on Form 8-K contains certain forward -looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, which statements are based largely on Gray’s current expectations and reflect various estimates and assumptions by Gray. These statements may be identified by words such as “expect,” “anticipate,” “will,” “implied,” “assume” and similar expressions. Forward looking statements are subject to certain risks, trends and uncertainties that could cause actual results and achievements to differ materially from those expressed in such forward looking statements. Such risks, trends and uncertainties, which in some instances are beyond Gray’s control, include Gray’s ability to complete any pending acquisitions or consummate any strategic relationships, its ability to maintain its relationships with cable operators, satellite providers and other key commercial partners of its current and any acquired businesses, its ability to retain key employees of any acquired businesses, its ability to successfully integrate any acquired businesses into its operations, and the ability to realize the expected benefits and synergies from any such acquisitions. Gray is subject to additional risks and uncertainties described in Gray’s quarterly and annual reports filed with the Securities and Exchange Commission from time to time, including in the “Risk Factors,” financial statements, and management’s discussion and analysis of financial condition and results of operations sections contained therein, which reports are made publicly available via its website, www.Gray.tv. Any forward-looking statements contained herein should be evaluated in light of these important risk factors. Except to the extent required by applicable law, Gray undertakes no obligation to update or revise any information contained herein.

Item 8.01.	Other Information.

On November 20, 2013, Gray issued a press release announcing the Acquisitions and the additional acquisition by Excalibur of KXND (FOX) and KNDX (FOX) in Minot-Bismarck-Dickinson, ND market, from Prime Cities Broadcasting, Inc.

Gray and Excalibur have agreed to enter into shared services agreements pursuant to which the Company will provide certain back office and limited programming services to the stations being acquired and retained by Excalibur in the Excalibur Acquisition and the stations being acquired from Prime Cities. These shared services agreements are expected to take effect when Excalibur acquires those stations.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Number	Exhibit

99.1	Press release dated November 20, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GRAY TELEVISION, INC.

Date: November 20, 2013	By:	/s/ James C. Ryan
James C. Ryan Chief Financial Officer and Senior Vice President

EXHIBIT INDEX

Number	Exhibit

99.1	Press release dated November 20, 2013